UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

StellarOne Corporation

(Exact name of registrant as specified in its charter)

VIRGINIA	000-22283	54-1829288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Peter Jefferson Parkway, Suite 250

Charlottesville, Virginia 22911

(Address of principal offices, including zip code)

(540) 829-1633

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2008, StellarOne Corporation (the “Company”) entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury Department”), pursuant to which the Company agreed to issue 30,000 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000, for a total price of $30,000,000. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years and thereafter at a rate of 9% per year.

The transaction closed on December 19, 2008 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933.

The Company may not redeem the Series A Preferred Stock during the first three years after the Closing Date, except with the proceeds from a “qualified equity offering,” which is defined as the sale by the Company after the Closing Date of Tier 1 qualifying perpetual preferred stock or common stock, which results in aggregate gross proceeds of not less than 25% of the issue price of the Series A Preferred Stock. After three years, the Company may, at its option, redeem the Series A Preferred Stock at par value plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting.

Prior to December 19, 2011, unless the Company has redeemed the Series A Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to increase its common stock dividend or repurchase its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement. A consequence of the Series A Preferred Stock purchase includes certain restrictions on executive compensation that could limit the tax deductibility of compensation the Company pays to executive management.

As part of its purchase of the Series A Preferred Stock, the Treasury Department received a warrant (the “Warrant”) to purchase 302,623 shares of the Company’s common stock at an initial per share exercise price of $14.87. The Warrant provides for an adjustment of the exercise price and the number of shares of the Company’s common stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of the Company’s common stock, and upon certain issuances of the Company’s common stock at or below a specified price relative to the initial exercise price. The Warrant expires ten years from the issuance date. If, on or prior to December 31, 2009, the Company receives aggregate gross cash proceeds of not less than $30,000,000 from “qualified equity offerings” announced after December 19, 2008, the number of shares of common stock issuable pursuant to the Treasury Department’s exercise of the Warrant will be reduced by one-half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, the Treasury Department has agreed not to exercise voting power with respect to any shares of common stock issued upon exercise of the Warrant.

Both the Series A Preferred Stock and the Warrant will be accounted for as components of Tier 1 capital.

Neither the Series A Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that the Treasury Department may only transfer or exercise an aggregate of one-half of the shares underlying the Warrant prior to the earlier of (i) the Company’s receipt of aggregate gross proceeds of not less than $30,000,000 in one or more “qualified equity offerings” and (ii) December 31, 2009.

The Securities Purchase Agreement and all related documents may be amended unilaterally by the Treasury to the extent required to comply with any changes in applicable federal statutes after the Closing Date.

The foregoing description of the Purchase Agreement and the Warrant does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement and the Warrant, copies of which are attached as Exhibits 10.1 and 4.1 to this report and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Under the terms of the Purchase Agreement and the Letter Agreement described below, the Company amended certain employment and benefit agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008 (“EESA”) as implemented by any guidance or regulation under Section 111(b) of EESA that has been issued and is in effect as of the Closing Date. The applicable executive compensation requirements apply to: William P. Heath, Jr., Chairman of the Board of Directors, O. R. Barham, Jr., President and Chief Executive Officer, Jeffrey W. Farrar, Executive Vice President and Chief Financial Officer, Litz H. Van Dyke, Executive Vice President and Chief Operating Officer, and Gregory W. Feldmann, President and Chief Executive Officer of StellarOne Bank, the Company’s Senior Executive Officers (as defined in the Purchase Agreement).

As a condition to the closing of the transaction, each of the Senior Executive Officers: (i) executed a waiver (the “Waiver”) voluntarily waiving any claim against the Treasury Department or the Company for any changes to such Senior Executive Officer’s compensation or benefits that are required to comply with the regulations issued by the Treasury Department under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) (collectively, “Benefit Plans”) as they relate to the period the Treasury Department holds any equity or debt securities of the Company acquired through the TARP Capital Purchase Program; and (ii) entered into a letter agreement (the “Letter Agreement”) with the Company amending the Benefit Plans with respect to such Senior Executive Officer as may be necessary, during the period that the Treasury Department owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement or the Warrant, as necessary to comply with Section 111(b) of the EESA. Copies of the form of Waiver and Letter Agreement executed by the Senior Executive Officers are attached as Exhibits 10.2 and 10.3 to this report and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 18, 2008, the Virginia State Corporation Commission declared effective Articles of Amendment to the Articles of Incorporation of the Company (the “Articles of Amendment”) that were filed by the Company for the purpose of amending its Articles of Incorporation to fix the preferences, limitations and relative rights of the Series A Preferred Stock.

A copy of the Articles of Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation establishing Series A Preferred Stock

4.1	Warrant to Purchase up to 302,623 shares of Common Stock

10.1	Letter Agreement, dated December 19, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver, executed by each of William P. Heath, Jr., O. R. Barham, Jr., Jeffrey W. Farrar, Litz H. Van Dyke and Gregory W. Feldmann

10.3	Form of Letter Agreement, executed by each of William P. Heath, Jr., O. R. Barham, Jr., Jeffrey W. Farrar, Litz H. Van Dyke and Gregory W. Feldmann

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StellarOne Corporation

Date: December 23, 2008	By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar
Executive Vice President
and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Articles of Incorporation establishing Series A Preferred Stock

4.1	Warrant to Purchase up to 302,623 shares of Common Stock

10.1	Letter Agreement, dated December 19, 2008, including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the United States Department of the Treasury

10.2	Form of Waiver, executed by each of William P. Heath, Jr., O. R. Barham, Jr., Jeffrey W. Farrar, Litz H. Van Dyke and Gregory W. Feldmann

10.3	Form of Letter Agreement, executed by each of William P. Heath, Jr., O. R. Barham, Jr., Jeffrey W. Farrar, Litz H. Van Dyke and Gregory W. Feldmann